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                                                                   EXHIBIT 10.26


                                 PROMISSORY NOTE           MONY Loan No.  101183

$7,850,000
                                                             Ontario, California
                                            December 21, 2000 ("Effective Date")

         FOR VALUE RECEIVED, YALE INVESTMENTS, LLC, a Delaware limited liability company, as maker, having its principal place of business at 228 Manhattan Beach Boulevard, Manhattan Beach, California 90266 ("Borrower"), hereby unconditionally promises to pay to the order of MONY LIFE INSURANCE COMPANY, a New York corporation, as payee, having an address at 1740 Broadway, New York, New York 10019 ("Lender"), by wire transfer to Lender's account at a banking institution and in accordance with instructions issued by Lender or at such other place and in such manner as the holder hereof may from time to time designate in writing, the principal sum of SEVEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($7,850,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below) in accordance with the terms of this Note. Initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Security Instrument (as defined below) entered into by and between Borrower and Lender on or about the date hereof.

                            ARTICLE 1: PAYMENT TERMS

         Borrower agrees to pay sums under this Note in installments as follows:

         (a) a payment of interest only on January 1, 2001, representing payment of interest from the Effective Date through and including the last day of the month in which the Effective Date falls;

         (b) a constant payment of Fifty-Seven Thousand Six Hundred One and no/100ths Dollars ($57,601.00) on the first day of February, 2001, and on the first day of each calendar month thereafter up to and including the first day of December, 2010 (each, a "Payment Date"); and

         (c) (the balance of the principal sum and all interest thereon on the first day of January, 2011 (the "Maturity Date").

         All payments on this Note shall, at the option of Lender, be applied first to the payment of late charges and/or interest due at the Default Rate (as defined below), if any, then to the repayment of any sums advanced by Lender for the payment of any insurance premiums, taxes, assessments or other charges against the property securing this Note, then to the payment of any other sums due from Borrower to Lender pursuant to the Security Instrument or Other Security Documents, then to the payment of accrued and unpaid interest, and, after all such premiums, charges, sums and interest have been paid, any remainder shall be applied to reduction of the principal sum.

                              ARTICLE 2: INTEREST

The interest rate on this Note is Seven and Eighty-Nine/100ths percent (7.89%) per annum (the "Applicable Interest Rate"). Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the applicable period by a daily rate based upon a three hundred sixty (360) day year.


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                      ARTICLE 3: DEFAULT AND ACCELERATION

         If any payment required in this Note is not paid (a) prior to the fifth
(5th) day after a Payment Date, (b) on the Maturity Date, or (c) on the happening of any other default (after the expiration of any applicable notice and grace periods), herein or under the terms of the Security Instrument or any of the Other Security Documents (as defined in the Security Instrument) (collectively, an "Event of Default"), at the option of Lender the following shall, without notice, become immediately due and payable: (i) the whole of the principal sum and accrued interest on this Note; (ii) late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents, commencing on the eleventh (11th) day after the Payment Date if such payment has not yet been received by the eleventh (11th) day; (iii) default interest, as provided in this Note, the Security Instrument or the Other Security Documents; (iv) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents;
(v) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby and (vi) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (vi) above shall collectively be referred to as the "Debt").

                          ARTICLE 4: DEFAULT INTEREST

         Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) fifteen percent (15%) per annum, and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                             ARTICLE 5: LATE CHARGE

         As to each default in the performance of the covenants and obligations of Borrower under the Security Instrument or under any of the Other Security Documents not involving the payment of money, a late charge of $1,000 shall be due and payable for the month in which the default first occurred, on the day the applicable grace, notice or cure period, if any, expires or if none, then on the day of the default. An additional $1,000 late charge shall be due, without notice, on the first day of each calendar month thereafter during which the default continues, until the default is fully cured.

                              ARTICLE 6: REPAYMENT

         (a) The principal balance of this Note may not be prepaid in whole or in part except as expressly permitted pursuant hereto.


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         (b) No prepayment of this Note shall be permitted for a period of one
(1) year after the date hereof. Thereafter, Borrower may prepay the Loan Balance in full (but not in part) on any regularly scheduled payment date hereunder after giving Lender sixty (60) days prior written notice ("Prepayment Notice") and upon payment of a prepayment premium (the "Premium") calculated as provided below. Any Prepayment Notice given hereunder may not be withdrawn within fifteen
(15) days prior to the scheduled date of prepayment ("Prepayment Date") without Lender's consent in its sole discretion, and this Note shall be due in full on the Prepayment Date. No more than one (1) Prepayment Notice may be given within any sixty (60) day period.

                  (i) The Premium shall equal the greater of (i) the Aggregate Present Values of the Monthly Income Losses or (ii) one percent (1.0%) of the then outstanding Principal Amount; provided however that in the event Borrower prepays the Loan in full and not in part during the last sixty (60) days immediately prior to the Maturity Date, such prepayment may be made at par without the requirement to pay the Premium. The Premium shall be calculated on the date ("Calculation Date") ten (10) business days prior to the Prepayment Date.

                  (ii) The Aggregate Present Values of the Monthly Income Losses shall be calculated as follows:

                           (A) Subtract the Discount Rate (as defined below) from the Interest Rate to determine the "Rate Difference" (provided that the Rate Difference shall in no event be less than zero). Then divide the Rate Difference by twelve (12) to determine the "Monthly Rate Difference";

                           (B) Determine, as of the first day of each month during the Calculation Period (as defined below), what the Principal Amount would have been had the Loan been paid pursuant to the regular installment terms of this Note based on the amortization schedule then in effect on the Loan (for each such month, the "Amortizing Monthly Balance");

                           (C) Multiply the Monthly Rate Difference by the Amortizing Monthly Balance of each month during the Calculation Period to determine the "Gross Monthly Income Loss" applicable to each month;

                           (D) Determine the present value of the Gross Monthly Income Loss for each month by discounting the Gross Monthly Income Loss for each month at the Monthly Discount Rate (as defined below);

                           (E) Add the present value of the Gross Monthly Income Loss for each month during the Calculation Period to determine the Aggregate Present Values of the Monthly Income Losses.

                  (iii) As used in these prepayment provisions, the following definitions shall apply:

                           (A) The "Calculation Period" is the period from the Prepayment Date through the Maturity Date; and

                           (B) The "Discount Rate" shall be equal to the "ask yield" rate on the U.S. Treasury note or bond (not including "inflation indexed" issues) maturing closest in time to the Maturity Date as such "ask yield" is reported in The


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                                    Wall Street Journal, or similar publication
                                    designated by Lender, on the Calculation
                                    Date. If there is more than one such U.S.
                                    Treasury note or bond so reported, Lender shall determine in its sole discretion, which one shall be utilized as the "Discount Rate." The "Monthly Discount Rate" shall be equal to the Discount Rate divided by twelve
                                    (12);

                           (iv) Borrower acknowledges that the Premium represents the reasonable estimate of Lender and Borrower of a fair average compensation for the loss that may be sustained by Lender due to the payment of any of the indebtedness evidenced hereby prior to the originally scheduled Maturity Date. The Premium shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid hereunder or under the other Loan Documents. Borrower hereby expressly: (i) waives any statutory and common law rights it may have to prepay thus Note, in whole or in part, without penalty, upon acceleration of the Maturity Date; and, (ii) agrees that if, for any reason, a prepayment of any or all of this
                                    Note is made, whether voluntary or upon or following any acceleration of the Maturity Date by Lender on account of any default by Borrower under the terms of this Note, or any of the other Loan Documents, including without limitation, any transfer or disposition of any of the Security for this Note, as prohibited or restricted by the terms of any of the Loan Documents, and whether or not said payment is made prior to or at any foreclosure sale held under the terms of the Loan Documents, then Borrower shall be obligated to pay the applicable Premium concurrently therewith.

                       INITIALS: /s/ ILLEGIBLE
                                 --------------

                              ARTICLE 7: SECURITY

         This Note is secured by that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated the date hereof given by Borrower to (or for the benefit of) Lender covering the fee simple estate of Borrower in certain premises located in San Bernardino County, State of California, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County (the "Security Instrument"), and by the Other Security Documents.

                            ARTICLE 8: LOAN CHARGES

         This Note, the Security Instrument and the Other Security Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Security Instrument and the Other Security Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on


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account of the interest due hereunder. All sums paid or agreed to be paid to
Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                               ARTICLE 9: WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind (including without limitation notices under Civil Code Section 2954.5, relating to default and late charges), except for notices expressly provided for in this Note, the Security Instrument or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower, and the term "Borrower," as used herein, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the Security Instrument or any Other Security Document.) ARTICLE

                          10: WAIVER OF TRIAL BY JURY

         BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. BORROWER DOES HEREBY CONSTITUTE AND APPOINT MONY ITS TRUE AND LAWFUL ATTORNEY-INFACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST, AND BORROWER DOES HEREBY AUTHORIZE AND EMPOWER LENDER, IN THE NAME, PLACE AND STEAD OF BORROWER, TO FILE THIS NOTE WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY. ARTICLE 12:


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                            ARTICLE 11: EXCULPATION

         (a) Notwithstanding anything to the contrary contained in this Note, the Security Instrument or any Other Security Document (but subject to the provisions of subsections (b), (c) and (d) of this Article l1), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing any personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successors or assigns of any of the foregoing (collectively, the "Exculpated Parties"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender to secure this Note; provided, however, subject to the provisions of subsections (b), (c) and
(d) of this Article 11, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender to secure this Note. Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise provided in this Article 1.1, sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties, in any such action or proceeding, under or by reason of or under or in connection with this Note, the Security Instrument or the Other Security Documents. The provisions of this Article 11 shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Instrument or the Other Security Documents delivered to Lender; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Section 12.2 of the Security Instrument or of Section 3.12(e) of the Security Instrument; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under this Security Instrument; provided however, Lender shall only enforce such judgment to the extent of the insurance proceeds and/or condemnation awards.

         (b) Notwithstanding the provisions of this Article 11 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instrument) it incurs due to: (i) any failure of Borrower to maintain in full force and effect all insurance required to be maintained under the Security Instrument or to repair and/or reconstruct any of the Property in accordance with the terms of the Security Instrument or any of the Other Security Documents; (ii) any failure of Borrower to pay when due all taxes and assessments levied or assessed against any of the Property (including, without limitation, any failure of Borrower to deposit sufficient


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tax/assessment impounds with Lender as required under the Security Instrument);
(iii) the execution, modification and/or termination of any leases affecting the Property without the consent of Lender, where such consent is required under the Security Instrument or under any of the Other Security Documents; (iv) any transfers of any of the Property or ownership interests in Borrower or in any entity that constitutes, either directly or indirectly, Borrower, without the consent of Lender, where such consent is required under the Security Instrument or under any of the Other Security Documents; (v) any actions and claims instituted against or affecting any of the Property, including mechanic's liens;
(vi) any default under the Certificate and Indemnity Regarding Hazardous Substances given by Borrower and Guarantor in favor of Lender; (vii) any waste or intentional or willful destruction of any of the Property by Borrower or its agents or contractors; (viii) any fraud or intentional or willful misrepresentation, by any party (other than Lender) executing the Note, the Security Instrument or any of the Other Security Documents (even if other than Borrower) or any successor or permitted assign thereof; (ix) any misapplication of any proceeds (A) paid under any insurance policies or (B) realized from awards from condemnation or the exercise of the power of eminent domain (or a taking in lieu thereof), in any case arising from a casualty to or taking of any of the Property (which misapplication shall be deemed to have occurred in the event that any such proceeds are not used in the manner provided in the Security Instrument or any of the Other Security Documents relative to casualty and/or condemnation, as applicable; (x) any misapplication of the gross proceeds (including without limitation Rents and all other revenues) from any of the Property (which misapplication shall be deemed to have occurred in the event any of such gross proceeds are not first applied to costs of operating and maintaining the Property, including without limitation, payment of the Note);
(xi) any application of security deposits other than in accordance with applicable law and with the terms of the applicable leases under which the security deposits are held; or Borrower's failure to provide such security deposits to Lender upon Lender's acquisition of the Property after default;
(xii) the removal of any personal property, fixtures and equipment from the Property by or on behalf of the Borrower and Borrower's failure to replace same with items of the same utility and the same or greater value; (xiii) any fees and commissions paid by Borrower to any member, partner, shareholder, agent, employee, affiliate or related party of Borrower.

         (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event of Borrower's default under Article 8 of the Security Instrument or if the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding; or (ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within ninety (90) days of filing.

         (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the Other Security Documents.

                             ARTICLE 12: AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security


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Instrument and the Other Security Documents and that this Note, the Security
Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                           ARTICLE 13: GOVERNING LAW

         This Note shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located.

                              ARTICLE 14: NOTICES

All notices required or permitted hereunder shall be given as provided in the Security Instrument.

                     ARTICLE 15: INCORPORATION BY REFERENCE

         All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                           ARTICLE 16: MISCELLANEOUS

         (a) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

         (b) This Note shall not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         (c) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

         (d) Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

         (e) If Lender accepts a guaranty of only a portion of the Debt, Borrower hereby waives its right under California Civil Code Section 2822(a) or any similar statute or common law provisions, to designate the portion of the Debt which shall be satisfied by any guarantor's partial payment.


                            SIGNATURE PAGE TO FOLLOW


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         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.


                         YALE INVESTMENTS, LLC,
                         a Delaware limited liability company

                         BY:      SKECHERS U.S.A., INC.,
                                  a Delaware corporation, as the Sole Member and Manager of Yale Investments, LLC

                                  By:      /s/ PHILIP C. PACCIONE
                                      ------------------------------------------
                                  Name:    Philip C. Paccione
                                        ----------------------------------------
                                  Title:   General Counsel & Secretary
                                         ---------------------------------------


                 Acknowledgment appears on the following page.


                                  By:      /s/ DAVID WEINBERG
                                      ------------------------------------------
                                  Name:    David Weinberg
                                        ----------------------------------------
                                  Title:   CFO
                                         ---------------------------------------



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STATE OF California                         )
                                            ) ss.
COUNTY OF Los Angeles                       )

         On this 19th day of December, 2000, before me personally appeared Philip C. Paccione and David Weinberg, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature(s) on the instrument the person(s) or the entity(ies) upon behalf of which the person acted, executed the instrument.


                                            WITNESS my hand and official seal.



                                                     /s/ KAREN SMITH
                                            -----------------------------------
                                            Signature of Notary



[seal]

My Commission Expires:        4-4-01
                      ----------------------


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